Exhibit 10.9

                     [Letterhead of Rhone-Poulenc Rorer]


                                        August 16, 1995


     Robert Stuckelman
     President and CEO
     COMPUMED
     1230 Rosecrans Avenue
     Suite 1000
     Post Office Box 10037
     Manhattan Beach, California 90266

               Re:  TERMINATION OF AGREEMENT

     Dear Mr. Stuckelman:

               Reference is made to your correspondence dated July 26, 1995, regarding CompuMed, Inc.'s wish to terminate the Agreement dated October 26, 1992, and subsequent amendment thereto dated June 10, 1993 (collectively hereinafter referred to as the "Agreement"), by and between Rhone-Poulenc Rorer Pharmaceuticals Inc. ("RPR") and CompuMed, Inc. ("COMPUMED") as of October 26, 1995.

               RPR is willing to accommodate COMPUMED wishes, provided, that, pursuant to Paragraph 5, entitled "Books, Records and Payments" a complete accounting is promptly performed and payment of all moneys due and owing to RPR is made within ten (10) days of the date of this letter. Further, all future royalty payments due and owing under Article 3, entitled "Royalties on Sales of Ostegrams" shall be paid by COMPUMED within the stated time frame, as described under Paragraph 5.2 and a final accounting is promptly performed as of the date of termination. Finally, COMPUMED, for the remaining term of this Agreement, shall perform the services to RPR's satisfaction.

               It is important to note, that Paragraphs 3, 4, 5, 6, 8, and 9 shall continue to survive beyond the termination of this Agreement and nothing in this letter is intended to waive any rights or remedies that RPR has under such Agreement.

               If this letter memoralizes our understanding of the conditions of termination, please so signify COMPUMED's acceptance by signing in the space indicated below.

                              Sincerely,

                              /s/ Steve Downs

                              Steve Downs
                              Vice President, Marketing

     AGREED:

     COMPUMED, INC.

     By:  /s/ DeVere B. Pollom
          ____________________________



     Title:  Vice President Finance
             _________________________

     Date:   9/8/95
             __________________________



                   [Letterhead of CompuMed]

                                        September 11, 1995



     Rhone-Poulenc Rorer, Inc.
     500 Arcola Road
     Post Office Box 1200
     Collegeville, PA  19426-0107

     Attention:  Steve Downs, Vice President Marketing

     Dear Mr. Downs:

          Enclosed please find a countersigned copy of your letter dated August 16, 1995 pertaining to the termination of the agreement between CompuMed and RPR (the "Agreement").

          Also enclosed are checks for $21,229.85 payable to RPR, representing the amount payable pursuant to Article 3 of the Agreement, along with a statement showing how this amount was computed.

          We understand the final sentence of the second paragraph of your letter to refer to CompuMed's performing analysis for tests that have already been done or ordered through RPR. CompuMed will continue to perform analysis on those tests in accordance with past practice, and will pay royalties on those tests to RPR in accordance with the Agreement. We also understand that, by virtue of the enclosed termination, no further tests will be originated through RPR hereafter.

          Because of vacation schedules and other delays, we have not been able to respond within the ten day period specified in your August 16 letter. In order to avoid any ambiguity concerning this termination, I would appreciate your signing the acknowledgment line on the enclosed copy of this letter and returning it to me by telecopier and in the enclosed self-addressed, stamped envelope.

                                        Sincerely,

                                        /s/ Rod N. Raynovich

                                        Rod N. Raynovich
                                        President and CEO

     Enclosures

     ACCEPTED:

     Rhone-Poulenc Rorer

     By:  /s/ Steve Downs
          _____________________
          Steve Downs
          Marketing Manager